SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934
                       Amendment No. [  ])

[XX] Filed by the Registrant

[  ] Filed by a Party other than the Registrant

Check the Appropriate Box:
[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a6 (e) (2))

[XX] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
     204.14a-12

                CITIZENS FINANCIAL SERVICES, INC.
         (Name of Registrant as Specified in its Charter)


         ------------------------------------------------
           (Name of Person(s) Filing Proxy Statement if
                    other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[XX] No fee required

[  ] $125 per Exchange Act Rule 0-11 (c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22 (a)(2) of Schedule 14A

[  ] $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3)

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)
     (4)  and 0-11

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                CITIZENS FINANCIAL SERVICES, INC.


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON APRIL 15, 1997

TO THE SHAREHOLDERS OF CITIZENS FINANCIAL SERVICES, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of CITIZENS FINANCIAL SERVICES, INC. (the "Corporation") will be held at 12:00 p.m., prevailing time, on Tuesday, April 15, 1997 at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania, 16901, for the following purposes:

     1. To elect two (2) Class 3 Directors to serve for a three-year term and until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

In accordance with the Bylaws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 12, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1996 is enclosed with this Notice. Copies of the Corporation's Annual Report for the 1995 fiscal year may be obtained at no cost by contacting Richard E. Wilber, President, 15 South Main Street, Mansfield, Pennsylvania 16933, telephone: 800-326-9486.

You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                                   By Order of the Board of Directors,

                                   /s/ Richard E. Wilber
                                   Richard E. Wilber, President

March 19, 1997

                CITIZENS FINANCIAL SERVICES, INC.

            PROXY STATEMENT FOR THE ANNUAL MEETING OF
            SHAREHOLDERS TO BE HELD ON APRIL 15, 1997

                             GENERAL

Introduction, Date, Time and Place of Annual Meeting

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Citizens Financial Services, Inc. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held at 12:00 p.m., prevailing time, on Tuesday, April 15, 1997 at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania 16901.

The principal executive office of the Corporation is located at First Citizens National Bank (the "Bank"), 15 South Main Street, Mansfield, Pennsylvania 16933. The telephone numbers for the Corporation are 717-662-2121 or 800-326-9486. All inquiries should be directed to Richard E. Wilber, President and Chief Executive Officer of the Corporation.

Solicitation and Voting of Proxies

This Proxy Statement and the enclosed form of the proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 19, 1997.

Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for Class 3 Director named below to serve for a three-year term and until their successors are elected and qualified, and FOR the transaction of such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mail, certain directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone, telegraph and by telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefore, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy

A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only (1) by giving written notice of revocation to Terry B. Osborne, Secretary of Citizens Financial Services, Inc., at 15 South Main Street, Mansfield, Pennsylvania 16933, (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities, Record Date and Quorum

At the close of business on March 12, 1997, the Corporation had outstanding 1,360,228 shares of common stock, par value $1.00 per share, the only authorized class of stock (the "Common Stock").

Only holders of Common Stock of record at the close of business on March 12, 1997 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote and a majority of shares must be cast at the meeting in order to become binding upon the Corporation.

Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Pursuant to the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matters as to which the broker withheld authority.

Assuming the presence of a quorum, the two nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.


      PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

The following table sets forth, as of February 28, 1997, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Corporation's outstanding Common Stock so owned.


                                                    Percent of Outstanding
                          Number of Shares              Common Stock
Name and Address         Beneficially Owned (1)        Beneficially Owned

R. Lowell Coolidge             68,548                         5.04%
Post Office Box 41
Wellsboro, Pennsylvania 16901

(1) The securities "Beneficially Owned" by an individual are determined in accordance with the definitions of "Beneficial Ownership" set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after February 28, 1997. Beneficial ownership may be disclaimed as to certain of the securities.

Beneficial Ownership by Officers, Directors and Nominees

The following table sets forth as of February 28, 1997, the amount and percentage of the Common Stock beneficially owned by each director, each nominee and all executive officers and directors of the Corporation and Bank as a group.

Name of Beneficial          Amount and Nature of
    Owner                 Beneficial Ownership (1) (2)     Percent of Class
Bruce L. Adams (5) (6)              2,104  (7)               .15%
Carol J. Tama (3)                  34,128                   2.51%
R. Lowell Coolidge (3)             68,548  (8)              5.04%
Larry J. Croft (3)                 11,227  (9)               .83%
Robert E. Dalton (4)               15,638  (10)             1.15%
John E. Novak (4)                   1,620  (11)              .12%
John M. Thomas, M.D. (3)           22,502  (12)             1.65%
William D. Van Etten (5) (6)        2,899  (13)              .21%
Rudolph J. van der Hiel (4)         8,402  (14)              .62%
Richard E. Wilber (3)               4,625  (15)              .34%

All Nominees, Directors           173,331                  12.74%
and  Executive Officers
as a Group - 15 persons

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 12, 1997. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Information furnished by the directors and the Corporation.

(3)  A Class 1 Director whose term expires in 1999.

(4)  A Class 2 Director whose term expires in 1998.

(5)  A Class 3 Director whose term expires in 1997.

(6)  A Nominee for Class 3 Director whose term expires in 2000.

(7) Mr. Adams holds 1,959 shares individually, 145 shares jointly with his spouse.

(8) Mr. Coolidge holds 54,690 shares individually, 13,858 shares are held by his spouse.

(9) Mr. Croft holds 6,416 shares individually, 4,551 shares jointly with his spouse, 260 shares are held by his spouse.

(10) Mr. Dalton holds 1,215 shares individually, 14,423 shares are held by his spouse.

(11) Mr. Novak holds 1,577 shares individually, 43 shares are held by his spouse.

(12) Dr. Thomas holds 22,250 shares individually, 252 shares are held by his spouse.

(13) Mr. Van Etten holds 2,467 shares individually, 432 shares are held jointly with his spouse.

(14) Mr. van der Hiel holds 7,677 shares individually, 11 shares are held jointly with his spouse, 714 shares are held by his spouse.

(15) Mr. Wilber holds 3,208 shares individually, 344 shares are held jointly with his spouse, 308 shares are held by his spouse, 765 shares are held by his wife as custodian.

                      ELECTION OF DIRECTORS

The Articles of Incorporation provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting. The number of Directors is currently set at ten (10). The Articles further provide that the Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2 and Class 3. The Class 3 Directors elected at this Annual Meeting will serve for a three (3) year term. The Class 2 and 1 Directors at this Annual Meeting will continue to serve for one and two years, respectively in order to complete their three year terms.

It is intended that the Proxies solicited hereunder will be voted FOR (unless otherwise directed) the two (2) nominees named below. The Corporation does not contemplate that any nominee will be unable to serve as Director for any reason. Each nominee has agreed to serve if elected. However, in the event one or more of the nominees should be unable to stand for election, the vote will be cast for the remaining nominees in accordance with the best judgement of the Board of Directors.

There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for the Directors in the class to be elected.

             INFORMATION AS TO NOMINEES AND DIRECTORS

The following table contains certain information with respect to the Corporation's Directors and nominees for Class 3 Director. The date appearing in parenthesis opposite each Director's name in the "Director Since" column represents the year in which each individual became a Director of the Bank, or any predecessor institution acquired by the Bank. Each nominee presently serves as a Director of the Bank, as well as a Director of the Corporation. All Directors have been engaged in the principal occupation indicated for five years or more.

                             Principal Occupation
                             for Past Five Years
                             and Position Held with the         Director Since
Name                    Age  Corporation and the Bank           Corporation/Bank

               CURRENT CLASS 3 DIRECTORS WHOSE TERM EXPIRES IN 1997
           AND NOMINEES FOR CLASS 3 DIRECTOR WHOSE TERM EXPIRES IN 2000

Bruce L. Adams          60   President of Bru-Cel Distributing           1991
                             Co., Inc.                                  (1991)

William D. Van Etten    63   Dairy Farmer                                1984
                                                                        (1978)

               CURRENT CLASS 2 DIRECTORS WHOSE TERM EXPIRES IN 1998

Robert E. Dalton        64   Chairman of the Board Citizens Financial    1984
                             Services, Inc. and First Citizens National (1957)
                             Bank; Real Estate and Insurance Broker

John E. Novak           60   Retired School Administrator with Southern  1984
                             Tioga School District; since 1993 has      (1976)
                             supervised Student Teachers at Elmira
                             College

Rudolph J. van          57   Attorney-at-law with the Law Office of      1984
 der Hiel                    Rudolph J. van der Hiel; Vicar at          (1975)
                             St. James Episcopal Church, Mansfield
                             and Trinity Episcopal Church, Antrim

               CURRENT CLASS 1 DIRECTORS WHOSE TERM EXPIRES IN 1999

Carol J. Tama           56   President of Monaghan Transportation        1986
                             Company; Vice President of Keystone        (1984)
                             Parts Manufacturing, Inc.

R. Lowell Coolidge      56   Attorney-at-Law with the firm of            1984
                             Walrath and Coolidge                       (1984)

Richard E. Wilber       48   President of Citizens Financial             1984
                             Services, Inc. and First Citizens          (1983)
                             National Bank

John M. Thomas, M.D.    63   Retired Executive Chairman of Guthrie       1990
                             Healthcare System; President of Chemung    (1985)
                             Spring Water Company

Larry J. Croft          61   General Manager of Croft Ford, Inc.;        1990
                             Secretary of Croft Lumber Co. Inc.         (1969)

            THE BOARD OF DIRECTORS AND ITS COMMITTEES

During 1996, there were three (3) regular meetings of the Board of Directors of the Corporation and twenty (20) regular meetings of the Board of Directors of the Bank. Each of the Directors attended at least seventy-five percent of the combined total number of meetings of the Corporation's and the Bank's Board of Directors Meetings.

There is no family relationship, by blood, marriage, or adoption, between any of the Directors and any other Director, Officer, or full-time Employee, of the Corporation or of the Bank.

None of the Directors are involved in any legal action in his/her individual capacity which is material to an evaluation of his/her ability or integrity to act as a Director.

The Corporation has no standing audit committee or nominating committee of the Board of Directors. Matters within the jurisdiction of these committees are considered by the Board of Directors of the Bank.

                    NOMINATIONS FOR DIRECTORS

Nominations for Directors, other than those made by or on behalf of the existing Board of Directors, to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation in writing not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the date of the meeting. Such nominations must be in accordance with
Section 202 of the Corporation's Bylaws and contain the information specified therein.

          SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than 5% of the registered class of the Corporation's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 5% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1996 through December 31, 1996, its officers, directors and 5% shareholders were in compliance with all applicable filing requirements except that one report, which covered one transaction, was filed late by Mr. Richard
E. Wilber, a Director of the Corporation.

                      EXECUTIVE COMPENSATION

Information concerning the annual compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1996, 1995 and 1994 of those persons who were, as of December 31, 1996, (i) the Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Corporation to the extent that such persons' total annual salary and bonus exceeded $100,000 is set forth below.

Summary Compensation Table

                                                               Long Term Compensation

                    Annual Compensation                             Awards               Payouts
                                                             Restricted   Securities
                                               Other Annual  Stock        Underlying     LTIP      All Other
Name and                   Salary      Bonus   Compensation  Award(s)     Options/SARs   Payouts   Compensation
Prinicpal Position  Year   ($) (1)     ($)         ($)         ($)           (#)           ($)     ($) (2)


Richard E. Wilber   1996   $127,582    $8,028  None          None         None           None      $10,730
 President & CEO    1995   $117,107    $6,329                                                      $ 8,345
                    1994   $109,087    $6,268                                                      $ 7,133

(1) The "Salary" column includes fees paid to Mr. Wilber as a director of the Corporation and of the Bank totaling $8,930, $8,475, $8,395, for years 1996, 1995, and 1994 respectively.

(2) Represents the tax deferred profit sharing contribution paid by the Bank to the Chief Executive Officer in 1996, 1995 and 1994 respectively.

Employment Contract

On April 16, 1996, the Corporation and Mr. Richard E. Wilber, President of the Corporation and of the Bank, entered into an employment agreement (the "Agreement"). The employment agreement sets forth the benefits to which Mr. Wilber is entitled in the event of termination of Mr. Wilber's employment. If Mr. Wilber's employment is terminated without "Cause" (as defined in the Agreement), Mr. Wilber becomes entitled to severance benefits under the Agreement. Depending upon the reason for Mr. Wilber's termination and as defined in the Agreement, Mr. Wilber would receive a lump-sum payment in cash and be entitled to remain a participant in any health and accident, disability and life insurance plan of the Corporation or of the Bank, in which he was a participant on his date of termination. If such participation violates provisions of any such plan or policy, then the Corporation would pay Mr. Wilber, on a monthly basis, a sum equal to the premiums that the Corporation would have paid on his behalf. The Agreement provides that Mr. Wilber will be entitled to only those pension and profit sharing benefits that have accrued prior to his termination.

 Retirement Plan

The Bank has a noncontributory defined benefit pension plan (the "Plan") for all employees meeting certain age and length of service requirements.
Benefits are based primarily on years of service and the average annual compensation during the highest five consecutive years within the final ten years of employment. The Bank's funding policy is consistent with the funding requirements of Federal Law and regulations. The First Citizens National Bank Trust Department is trustee of the pension plan.

The following table sets forth the estimated annual benefits payable on retirement at age 65 by a participating employee, assuming final average earnings as shown. Although the pension plan is integrated with Social Security, this table reflects the benefit available through the pension plan exclusive of social security. Because of funding limitations by the Internal Revenue Service, no contributions were allowed in 1994 and 1993. Such funding limitations no longer applied in 1995 and in 1996 and the Bank contributed the maximum allowed of $116,011.

Average Annual      Annual Pension Benefits Upon Retirement
   Earnings            with Years of Service Indicated
                      10        20        30        40
                      --        --        --        --
 $60,000             9,932    19,864    29,795    29,795
 $80,000            13,932    27,864    41,795    41,795
$100,000            17,932    35,864    53,795    53,795
$120,000            21,932    43,864    65,795    65,795
$140,000            25,932    51,864    77,795    77,795
$160,000            27,932    55,864    83,795    83,795
$180,000            27,932    55,864    83,795    83,795

Richard E. Wilber, President and Chief Executive Officer of the Corporation, has 15 years of credited service to the Corporation and Bank. Average salary upon which benefits would be calculated at December 31, 1996 is $114,899.

Profit Sharing Plan

The Bank has a profit-sharing plan, covering substantially all employees, which provides tax deferred salary savings to plan participants.
Contributions to the profit-sharing plan are allocated to participants based upon a percentage of their compensation. The total amount of the profit-sharing contribution is determined by the Board of Directors annually on a discretionary basis. Total contributions for 1996, 1995, and 1994 were $130,820, $86,239 and $119,63, respectively. As reported in the Summary Compensation Table, the contributions paid by the Bank on behalf of Richard E. Wilber, President and Chief Executive Officer of the Corporation, were $8,028 in 1996, $6,329 in 1995 and $6,268 in 1994.

Compensation of Directors

Directors of the Corporation, except for the Chairman, receive a fee of $120 per meeting. Directors of the Bank, except for the Chairman, receive $475 per month plus fees of $90 per meeting, for attendance at various committee meetings. The Chairman receives a fixed annual sum of $12,012. In addition to these fees, each director is provided a $50,000 life insurance benefit. In the aggregate, the Board of Directors received $89,103.36 for all Board of Directors meetings, of the Corporation, of the Bank and committee meetings attended, in 1996. Total premiums paid, in 1996, for life insurance on behalf of the directors was $1,781.

Compensation Committee Interlocks and Insider Participation

Mr. Richard E. Wilber, President and Chief Executive Officer of the Corporation and of the Bank, is a member of the Human Resource Committee which makes recommendations on compensation policies and practices to the Board of Directors. Mr. Wilber does not participate in conducting his review nor does he vote on his annual compensation package.

Board of Directors Report on Executive Compensation

The Board of Directors of the Corporation is responsible for the governance of the Corporation and its subsidiary, First Citizens National Bank. In fulfilling its fiduciary duties, the Board of Directors engages competent persons who undertake to accomplish strategic goals and objectives with integrity and in a cost-effective manner.

The Human Resource Committee, comprised of the President and three outside directors (Directors Novak, Croft and Adams), makes recommendations on compensation policies and practices to the Board of Directors. The fundamental philosophy of the Corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. Compensation policies are designed to attract and motivate competent and dedicated individuals to enhance the Corporation's growth and profitability and the ultimate financial return to shareholders.

The compensation of the President and of the Executive Vice President is reviewed and approved in April of each year by the Board of Directors. As a basis for determining compensation, the Board of Directors examines information from a peer group of banks relative to performance and compensation. The peer group for overall bank performance analysis consists primarily of those contained within the Uniform Bank Performance Report prepared by the Office of the Comptroller of the Currency (banks with assets of $100 million to $300 million throughout the United States). The peer group for analysis of compensation paid to other bank holding company and banking institution executives is obtained primarily from L.R. Weber Associates, Inc. and Bank Administration Institute (such peer data is compiled on both a regional and asset size basis). These peer groups are different from the peer group utilized in the performance chart appearing below.

The Board of Directors does not deem Section 162(m) of the Internal Revenue Code ("IRC") to be applicable to the Corporation at this time. The Board of Directors intends to monitor the future application of Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section does become applicable it is the intent of the Board of Directors to amend the Corporation's and the Bank's compensation plans to preserve the deductibility of the compensation payable under such plans.

Compensation of the President/Executive Vice President

As mentioned previously, the Board of Directors evaluated the compensation of the President and the Executive Vice President in April 1996. Compensation increases were determined based on an analysis of the contribution of these individuals in achieving the Corporation's strategic goals and objectives. In determining whether strategic goals had been achieved, the Board of Directors considered among numerous factors the following: the Corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there was no direct correlation between any specific criterion and compensation of these executives, nor was there any specific weight provided to any such criteria.

The Board of Directors believes that the President's 1996 compensation of $118,652 is appropriate in light of the Corporation's 1996 accomplishments (a 6% increase in net income; a 13.2% return on average equity; and a 14.5% increase in assets). In addition to this compensation, the President and Executive Vice President participate in the Bank's profit-sharing plan on the same basis as all other eligible employees.

                     HUMAN RESOURCE COMMITTEE

               Richard E. Wilber             John E. Novak
               Larry J. Croft                Bruce L. Adams

               SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly change in the cumulative total return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Index and selected peer groups for the period of five
(5) years commencing on January 1, 1992, and ended December 31, 1996. Shareholder return shown on the graph below is not necessarily indicative of future performance.

[PERFORMANCE GRAPH OMITTED. Following is a description of the performance graph in tabular format.]

                         1991     1992      1993     1994      1995     1996
Peer Group Index         100.00   111.17    155.43   184.44    210.00   258.22

Citizens Financial       100.00   127.29    151.88   205.88    220.64   254.14
Services, Inc.

S&P 500 Index            100.00   104.46    111.83   110.11    147.67   177.60

NOTE: Peer group information appearing above includes the following companies: CNB Financial Corporation, Citizens & Northern Corporation, Columbia Financial Corporation, Comm. Bancorp, Inc., Mid Penn Bancorp, Inc., Heritage Bancorp, Inc., Penn Security Bank
          & Trust Co., Penns Woods Bancorp, Inc., Pioneer American Holding Company, and Norwood Financial Corporation. Such financial institutions and bank holding companies were selected based on four criteria: total assets between $150 million and $650 million, market capitalization greater than $20 million; headquarters located in Pennsylvania; and not listed on NASDAQ national market.

                       CERTAIN TRANSACTIONS

Certain of the Corporation's Directors and Executive Officers and their associates are and have been customers of the Bank and have had transactions with the Bank in the ordinary course of business. In addition, certain Directors are and have been Directors and Officers of corporations which are customers of the Bank and have had transactions with the Bank in the ordinary course of business. All such transactions with these Directors and Officers of the Corporation and their associates referred to above were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time of such transactions. These transactions did not involve more than a normal risk of collectibility or present other unfavorable features.

During 1996, business and law firms of which Directors Rudolph J. van der Hiel and R. Lowell Coolidge were Officers and/or Partners rendered services or sold products to the Corporation and/or the Bank in the normal course of business. Directors Rudolph J. van der Hiel and R. Lowell Coolidge each received $6,570.56 and $19,273.18, respectfully, for all legal services rendered to the Corporation and/or Bank during 1996. Also during 1996, Dalton Insurance Agency was paid $63,717.00 in premiums for various insurance coverages for the Corporation and the Bank. Such agency is owned and operated by an immediate family member of Robert E. Dalton, director to the Corporation and the Bank.

Total loans outstanding from the Corporation and the Bank at December 31, 1996, to the Corporation's and the Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of ten percent (10%) or more was $2,161,450.95, or approximately ten percent (10%) of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 1997, to the above described group was $1,893,275.92

Principal Officers of Corporation

The following table sets forth the selected information about the Executive Officers of the Corporation, as of March 12, 1997. Please refer to the footnotes below under the caption entitled "Principal Officers of First Citizens National Bank."
                       Held   Employee  Number of Shares       Age as of
Name and Position      Since  Since     Beneficially Owned   March 12, 1997

Richard E. Wilber      1984   1984          4,625                  48
President

Terry B. Osborne       1984   1984            424 (2)              43
Secretary

Thomas C. Lyman        1988   1988              2                  51
Treasurer

Each of the above Executive Officers has served in these capacities for the past five years.

Principal Officers of First Citizens National Bank

The following table sets forth the selected information about the Executive Officers of First Citizens National Bank, subsidiary of the Corporation, as of March 12, 1997:

                           Held   Employee  Number of Shares       Age as of
Name and Position          Since  Since     Beneficially Owned   March 12, 1997

Robert E. Dalton           1985    (1)           15,638               64
Chairman of the Board

Richard E. Wilber          1983    1981           4,625               48
President

Terry B. Osborne           1991    1975             424               43
Executive Vice President

Thomas C. Lyman            1988    1988               2               51
Assistant Vice President
Finance/Control Division
Manager

William W. Wilson          1991    1979             172 (3)           47
Vice President
Operations Division Manager

Deborah E. Scott           1991    1981             635 (4)           37
Vice President
Trust and Investment
Services Manager

Cynthia T. Pazzaglia       1985    1983             405 (5)          38
Assistant Vice President
Administration Services
Division Manager

(1)  Is not an employee of First Citizens National Bank.
(2) Mr. Osborne holds 334 shares jointly with his spouse, 24 shares in his name alone, 66 shares held by his spouse.
(3)  Mr. Wilson holds 172 shares jointly with his spouse.
(4) Mrs. Scott holds 508 shares jointly with her spouse, and 127 shares as custodian.
(5)  Mrs. Pazzaglia holds 405 shares jointly with her spouse.

                          ANNUAL REPORT

A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1996, is enclosed with this Proxy Statement. A representative of S.R. Snodgrass, A.C., Certified Public Accountants, of Wexford, Pennsylvania, the independent auditors who prepared the Annual Report, will be present at the Annual Meeting of Shareholders. The representative will have an opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions concerning the Annual Report presented by shareholders at the Annual Meeting.

                  INDEPENDENT PUBLIC ACCOUNTANTS

S.R. Snodgrass, A.C. ("Snodgrass"), Certified Public Accountants, of Wexford, Pennsylvania, served as the Corporation's independent public accountants for its 1996 fiscal year. The Corporation has been advised by Snodgrass that none of its members has any financial interest in the Corporation. In addition to performing customary audit services, Snodgrass assisted the Corporation and the Bank with preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Boards of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusion by the Corporation's and the Bank's Boards of Directors that there was no effect on the independence of the auditors. Snodgrass will serve as the Corporation's independent public accountants for its 1997 fiscal year.

                      SHAREHOLDER PROPOSALS

Securities and Exchange Commission Regulations permit shareholders to submit proposals for consideration at Annual Meetings of Shareholders. Any such proposals for the Corporation's Annual Meeting of Shareholders to be held in 1998, must be submitted to the President of Citizens Financial Services, Inc., at its principal office of 15 South Main Street, Mansfield, Pennsylvania 16933 on or before Thursday, November 20, 1997, in order to be included in proxy materials relating to that Annual Meeting.

                          OTHER MATTERS

The Board of Directors of the Corporation is not aware of any other matters to be presented for action other than described in the accompanying Notice of Annual Meeting of Shareholders, but if any other matters properly come before the Meeting, and any adjournments or postponements thereof, the holder(s) of any Proxy is (are) authorized to vote thereon in accordance with their best judgment.

                      ADDITIONAL INFORMATION

Upon written request of any shareholder, a copy of the Corporation's Annual Report or SEC Form 10-K for its fiscal year ended December 31, 1996, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, may be obtained without charge, from Thomas C. Lyman, Treasurer, Citizens Financial Services, Inc., 15 South Main Street, Mansfield, Pennsylvania 16933.

Next year's Annual Meeting is scheduled to be held on Tuesday, April 21, 1998.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ Richard E. Wilber
                         Richard E. Wilber
                         President

                CITIZENS FINANCIAL SERVICES, INC.

                              PROXY

   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 15, 1997
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Terry B. Osborne and Jerald J. Rumsey and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Citizens Financial Services, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Tioga County Fairgrounds Youth Building, Whitneyville, Pennsylvania 16901, on Tuesday, April 15, 1997 at 12:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:


1.   ELECTION OF CLASS 3 DIRECTORS TO SERVE FOR A THREE-YEAR TERM

     Bruce L. Adams and William D. Van Etten

          ---  For all nominees              ---  WITHHOLD AUTHORITY
               listed above (except               to vote for all
               as marked to the                   nominees listed
               contrary below)                    above

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.


THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE.


                                   Dated:---------------------, 1997


                                   ----------------------------------


Number of Shares Held of Record    ----------------------------------
on March 12, 1997 Indicated Above            Signature(s)       (Seal)



THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IT IS HELD JOINTLY, EACH OWNER SHOULD SIGN.